Exhibit 99.1

Intermolecular Announces Full Year and Fourth Quarter 2013 Results
Company implements corporate restructuring to improve operations

SAN JOSE, Calif., February 6, 2014 -- Intermolecular, Inc. (NASDAQ: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its full year and fourth quarter ended December 31, 2013.
Full Year 2013 Results
For the year ended December 31, 2013, revenue was $67.4 million compared to revenue of $66.8 million in 2012. Net loss for 2013 was $(8.8) million, or $(0.20) per share, compared with a net loss of $(0.8) million, or $(0.02) per share for 2012.
Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
Non-GAAP net loss for the year ended December 31, 2013 was $(3.3) million or $(0.07) per share. This compared with non-GAAP net income of $2.9 million or $0.06 per share for 2012.
Today, Intermolecular also announced a reduction in its workforce of approximately 18% of full time headcount, resulting in estimated, annualized savings between $6 million to $7 million, which will be reflected in cost of revenue associated with the Company’s collaborative development programs (CDPs) and operating expenses. In connection with the action, the Company will recognize a charge of approximately $1.1 million in the first quarter of 2014.
"We experienced reductions in our CDP services with certain customers that impacted growth last year. We have taken steps to improve operational execution, strengthen our sales pipeline, and maintain the strength of our balance sheet,” said David Lazovsky, President and CEO of Intermolecular. “Despite the near term challenges, the fundamentals of our intellectual property-based business model have continued to improve. In 2013, we grew meaningfully the revenue base for future licensing and royalty streams, and we maintained a high pace of IP generation, filing for 261 US patents, the majority of which are royalty-bearing in the future. Our collaborative development programs remain on the critical path of the majority of our customers' product roadmaps and multiple new products resulting from our CDPs are expected to transition into production this year. We believe the measures we have taken in 2014 will allow us to continue to add to our growing number of licensing and royalty agreements, and to reinforce our ability to execute with our customers to bring new, advanced semiconductors and clean energy products to market.”
Fourth Quarter 2013 Results
Revenue for the fourth quarter of 2013 was $15.6 million, compared to $17.4 million in the same period a year ago. CDP and services revenue was $10.9 million for the quarter, compared to $11.6 million in the prior year, reflecting declines in the Company’s programs in advanced materials, and advanced logic semiconductors, partially offset by expansion of the Company’s program in DRAM to include non-volatile memory and entry into the LED sector. Licensing and royalty revenue was $3.9 million, compared to $5.8 million for the same period a year ago which included a buy-out of IP. Product revenue in the fourth quarter of 2013 was $0.9 million.
As reported under GAAP, the Company reported a net loss of $(4.4) million or $(0.10) per share for the fourth quarter of 2013, compared to net income of $0.5 million, or $0.01 per share for the fourth quarter of 2012.
Non-GAAP net loss for the fourth quarter of 2013 was $(3.0) million or $(0.07) per share. This compared with non-GAAP net income of $1.5 million or $0.03 per share for the fourth quarter of 2012.
The Company ended 2013 with total backlog of $56.4 million, of which approximately $30 million is expected to be recognized as revenue in 2014.
Outlook for First Quarter 2014
The following statements are based on current expectations for the first quarter of 2014. The Company does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

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Intermolecular projects revenue in the range of $15.0 to $16.0 million. This revenue projection includes approximately $11 million from reported backlog as of December 31, 2013, and an accelerated payment from GLOBALFOUNDRIES.

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Non-GAAP net loss, which excludes stock-based compensation expense and a restructuring charge, is projected between $(0.5) million and $(1.5) million, or between $(0.01) to ($0.03) per share, on approximately 46 million shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Rick Neely, Chief Financial Officer, to discuss the business.
The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.
About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPCTM) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the effects of our reduction in force and recent efforts to streamline our operations on our ability to strengthen our balance sheet and on the Company as a whole; the effect of our changes to procedures regarding inventory on cash conversion from working capital; expectations regarding our future revenue; our revenue mix as a result of the ramping of our licensing and royalty revenues; our net income; our backlog and our expectations that it will convert to revenue; our prospects for increased licensing and royalty revenue, and in particular, volume-based royalties from multiple customers; the effects of the reductions in our engagements with ATMI and GLOBALFOUNDRIES; the ability of our business model to generate long-term shareholder returns; the extent to which the IP we have generated will generate royalties in the future; technical progress under our collaborative development programs with our customers; and the extent to which such programs remain and will continue to remain on the critical path for such customers; expectations of customers with respect to their business and technology in 2014 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; the size of market opportunities in the semiconductor and clean energy industries in general, as well as in particular market segments within each industry; our anticipated successful expansion into some of these market segments; and anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2012 Form 10-K and our subsequent quarterly reports on Forms 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenue:
Collaborative development program and services revenue	$10,886	$11,632	$45,744	$47,468
Product revenue	874	—	6,726	3,495
Licensing and royalty revenue	3,857	5,811	14,936	15,864
Total revenue	15,617	17,443	67,406	66,827
Cost of revenue	8,438	6,537	32,485	28,403
Gross profit	7,179	10,906	34,921	38,424

Operating expenses:
Research and development	6,775	5,837	24,502	21,839
Sales and marketing	1,716	1,599	6,475	5,433
General and administrative	2,931	2,678	11,973	10,868
Total operating expenses	11,422	10,114	42,950	38,140

Operating (loss) income	(4,243)	792	(8,029)	284
Interest expense, net	(181)	(250)	(830)	(1,004)
Other (expense) income, net	(9)	(1)	57	15
(Loss) income before provision for income taxes	(4,433)	541	(8,802)	(705)
Income tax (benefit) provision	(15)	39	17	51
Net (loss) income	$(4,418)	$502	$(8,819)	$(756)

Basic net (loss) income per common share	$(0.10)	$0.01	$(0.20)	$(0.02)
Diluted net (loss) income per common share	$(0.10)	$0.01	$(0.20)	$(0.02)

Shares used in basic net (loss) income per common share	45,850	43,684	44,958	42,966
Shares used in diluted net (loss) income per common share	45,850	47,726	44,958	42,966

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of December 31,	As of December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$72,083	$78,283
Accounts receivable, net	7,022	8,330
Inventory, current portion	—	1,631
Prepaid expenses and other current assets	2,247	1,361
Total current assets	81,352	89,605

Inventory, net of current portion	6,510	3,160
Property and equipment, net	28,485	24,058
Intangible assets, net	7,855	6,671
Other assets	280	191
Total assets	$124,482	$123,685

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,157	$971
Accrued compensation and employee benefits	3,655	3,397
Deferred revenue	2,472	3,130
Accrued liabilities	3,672	3,386
Note payable	2,000	26,514
Total current liabilities	13,956	37,398

Note payable, net of current portion	23,000	—
Deferred revenue, net of current portion	830	—
Other long-term liabilities	1,844	770
Total liabilities	39,630	38,168

Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	194,930	186,778
Accumulated deficit	(110,124)	(101,305)
Total stockholders’ equity	84,852	85,517
Total liabilities and stockholders’ equity	$124,482	$123,685

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(8,819)	$(756)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,396	7,995
Stock-based compensation	5,483	3,652
Impairment of long-lived assets	—	949
Loss on disposal of property and equipment	9	2
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(958)	371
Inventory	(1,326)	(1,459)
Accounts receivable	1,308	2,788
Accounts payable	747	(177)
Accrued and other liabilities	1,767	(369)
Deferred revenue	172	(9,510)
Net cash provided by operating activities	7,779	3,486
Cash flows from investing activities:
Purchase of short-term investments	(1,001)	(2,201)
Redemption of short-term investments	1,001	2,201
Purchase of property and equipment	(13,534)	(6,560)
Capitalized intangible assets	(1,585)	(1,274)
Net cash used in investing activities	(15,119)	(7,834)
Cash flows from financing activities:
Proceeds from debt	25,000	—
Payment of debt	(26,514)	(804)
Proceeds from exercise of common stock options	2,654	2,433
Net cash provided by financing activities	1,140	1,629
Net decrease in cash and cash equivalents	(6,200)	(2,719)
Cash and cash equivalents at beginning of period	78,283	81,002
Cash and cash equivalents at end of period	$72,083	$78,283

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
GAAP cost of net revenue	$8,438	$6,537	$32,485	$28,403
Stock-based compensation expense (a)	(302)	(231)	(1,453)	(1,011)
Non-GAAP cost of net revenue	$8,136	$6,306	$31,032	$27,392

GAAP gross profit	$7,179	$10,906	$34,921	$38,424
Stock-based compensation expense (a)	302	231	1,453	1,011
Non-GAAP gross profit	$7,481	$11,137	$36,374	$39,435

As a percentage of net revenue:
GAAP gross margin	46.0%	62.5%	51.8%	57.5%
Non-GAAP gross margin	47.9%	63.8%	54.0%	59.0%

GAAP operating (loss) income	$(4,243)	$792	$(8,029)	$284
Stock-based compensation expense (a):
- Cost of net revenue	302	231	1,453	1,011
- Research and development	332	230	1,301	872
- Sales and marketing	316	224	1,175	774
- General and administrative	445	280	1,554	995
Non-GAAP operating (loss) income	$(2,848)	$1,757	$(2,546)	$3,936

GAAP net (loss) income	$(4,418)	$502	$(8,819)	$(756)
Stock-based compensation expense (a)	1,395	965	5,483	3,652
Non-GAAP net (loss) income	$(3,023)	$1,467	$(3,336)	$2,896

Shares used in computing Non-GAAP basic earnings per share	45,850	43,684	44,958	42,966

Shares used in computing Non-GAAP diluted earnings per share	45,850	47,726	44,958	47,493

Non-GAAP earnings per share:
Basic net (loss) income per common share	$(0.07)	$0.03	$(0.07)	$0.07

Diluted net (loss) income per common share	$(0.07)	$0.03	$(0.07)	$0.06

(a) Stock-based Compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

CONTACTS:

Press Contact
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Gary Hsueh
Intermolecular, Inc.
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635